UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[] Emerging growth company

[] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)          On September 14, 2017, the Board of Directors (the “Board”) of ICF International, Inc. (the “Company”) increased the size of the Company’s Board from seven (7) to eight (8) members and appointed Mr. Randall Mehl to the Board. Mr. Mehl shall serve as a Class III director to serve until the Company’s annual meeting of the stockholders in 2018, subject to his prior death, resignation or removal from office as provided by law. Mr. Mehl has been designated a member of the Compensation Committee of the Board.

Mr. Mehl currently serves as president and chief investment officer for Stewardship Capital Advisors, a private equity investment firm focused on the business and technology services sectors. Prior to that, he served as partner and managing director for Baird Capital Partners, where he led the company’s U.S. technology and services investment team. During his 20-years at Baird, Mr. Mehl focused heavily on acquisitions and late-stage growth investments in the business services sector and was involved in the analysis, acquisition and sale of more than 50 publicly-traded companies.

Mr. Mehl currently serves on the Board of KForce Inc., a publicly–traded professional staffing firm, and has previously held board positions with many privately held companies, including Myelin, a marketing services business, Workforce Insight LLC, a provider of workforce optimization solutions, and MedData LLC, now a subsidiary of MEDNAX, a provider of revenue cycle management solutions. He has also served on the investment committee for several private equity funds affiliated with Baird Capital.

There is no arrangement or understanding between Mr. Mehl and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Mr. Mehl will receive the Company’s standard director’s compensation package for 2017 received by the Company’s current non-employee directors, as discussed in the Company’s Proxy Statement filed on April 21, 2017, prorated for the time he serves during 2017. Mr. Mehl does not have any other current or proposed material arrangements or transactions with related person to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release containing this announcement is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: September 14, 2017	By:	/s/ James C. Morgan
James C. Morgan
Executive Vice President & Chief Financial Officer